Exhibit 21

                           Subsidiaries of the Company

                Subsidiary                          Jurisdiction of Organization
                ----------                          ----------------------------
Anaren Microwave, Inc.                                       Delaware
Anaren Ceramics, Inc.                                        New Hampshire
Anaren GP, Inc.                                              New York
Anaren Communications Suzhou Company, Ltd.                   China
Anaren Properties LLC                                        New Hampshire
RF Power Components, Inc.                                    New York
M. S. Kennedy Corp                                           New York
Unicircuit, Inc.                                             Colorado